Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Drew Industries Incorporated:

We consent to the incorporation by reference in the registration statement on Form S-3 of Drew Industries Incorporated of our reports dated March 14, 2005, with respect to the consolidated balance sheets of Drew Industries Incorporated and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2004, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appears in the December 31, 2004 annual report on Form 10-K of Drew Industries Incorporated. Our report on the consolidated financial statements refers to the Company’s adoption of SFAS No. 142, “Goodwill and Other Intangible Assets” as of January 1, 2002.

We consent to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ KPMG LLP

Stamford, Connecticut

September 21 2005